Exhibit 99.1

Investor Relations

ir@newmediainv.com

(212) 479-3160

New Media Announces First Quarter 2015 Results and a 10.0% Increase in its Dividend to

$0.33 per Common Share

NEW YORK, N.Y. April 30, 2015 – New Media Investment Group Inc. (“New Media” or the “Company”, NYSE:NEWM) today reported its financial results for the first quarter ended March 29, 2015.

Financial Summary

•	New Media declares a cash dividend of $0.33 per share of common stock for the first quarter 2015, a 10.0% increase vs. Q4 2014

•	Total revenues of $250.6 million, an increase of 76.4% to prior year, and a decrease of 0.1% on a same store basis*

•	Digital revenue of $21.3 million, an increase of 7.5% to the prior year on a same store basis*

•	Operating income of $2.6 million

•	Net (loss) of $(6.1) million, an improvement of 9.3% to the prior year

•	As Adjusted EBITDA of $25.3 million, an increase of 177.8% to the prior year*

•	Free cash flow of $19.1 million, or $0.45 per share, an increase of $0.31 per share to the prior year*

•	Liquidity, consisting of cash on the balance sheet and undrawn revolver, was $37.9 million as of March 29, 2015

Business Highlights

•	Closed two acquisitions, Halifax Media and Stephens Media, for a combined purchase price of $382.5 million

•	Completed an equity offering raising gross proceeds of $151.9 million, increasing our liquidity position and ability to execute on our acquisition strategy

•	Added a net balance of $102.0 million of incremental debt through our existing term loan and assumed $18.0 million of debt from Halifax

•	Increased the revolver capacity in our credit facility by $15.0 million to $40.0 million

Summary of First Quarter 2015 Results

($ in millions except per share data)
GAAP Reporting	Q1 2015
Revenues	$250.6
Operating income	$2.6
Net (loss)	$(6.1)

Non-GAAP Reporting*	Q1 2015
As Adjusted EBITDA	$25.3
Free cash flow	$19.1
Free cash flow per share	$0.45

*	For definitions and reconciliations of Non-GAAP Reporting measures, please refer to the Non-GAAP Financial Measures Note and reconciliations below.

“New Media’s strong first quarter results position the Company for another solid year,” said New Media President and Chief Executive Officer, Michael E. Reed. “Despite the severe winter weather that negatively impacted our publications in the Northeast, we closed the first quarter with total revenues of $250.6 million, As Adjusted EBITDA of $25.3 million, and free cash flow of $19.1 million, an increase of 76.4%, 177.8%, and 349.9% vs. the prior year, respectively. This growth is being driven by the investments we are making in our digital and print initiatives, such as Propel, BestRide, and the Center for News and Design, our accretive acquisition strategy, and our continued focus on centralizing services to efficiently manage expenses. We are particularly proud of our free cash flow per share growing to $0.45 in Q1 2015, from $0.14 in Q1 2014, demonstrating the success of our organic and inorganic strategies.

“During the first quarter, we closed our two largest acquisitions to date, Halifax Media and Stephens Media, for $280.0 and $102.5 million, respectively. Both companies’ publications are well-established, leading providers of local news in the communities they serve, and present a tremendous opportunity for New Media to expand its digital businesses, as well as realize future synergies. As our operations team continues to integrate the new acquisitions, our separate sourcing team continues to work to identify quality, local media assets that fit our financial and operational criteria. With a strong and growing pipeline of potential tuck-in acquisitions, and significant recurring cash flow from our core newspaper business, we believe New Media remains well positioned to create substantial value for our shareholders.”

First Quarter 2015 Financial Results

New Media recorded total revenues of $250.6 million for the quarter, an increase of 76.4% when compared to the prior year, and a decrease of 0.1% on a same store basis.

Total Print Advertising decreased 0.9% on a same store basis driven by Preprints and Local Display which decreased 3.3% and 2.8%, respectively. The declines in Preprint revenue reflect modest circulation volume losses combined with retail store consolidations in some of our markets. The decline in total Print Advertising was partially offset by Classified Print revenue which increased 4.7% on a same store basis. Within Classified Print, we are seeing year over year improvement in obituaries revenue and legals advertising, which now represent over a third of our total Classified Print revenue.

New Media’s Digital category also contributed to the Company’s overall strong revenue performance increasing 7.5% on a same store basis. Revenue from Propel, our digital marketing services business, increased 51.0% to the prior year on a same store basis.

Circulation, our largest individual revenue category at 32% of total revenues, continues to be a stable category with revenue increasing 0.7% on a same store basis. Finally, Commercial Print and Other revenue decreased 5.2% to the prior year on a same store basis, partially driven by recent acquisitions shifting from external print relationships to internal, as they are now part of New Media. This has no impact on As Adjusted EBITDA or income.

Total expenses in the quarter remained flat to the prior year, on a same store basis, totaling $225.3 million, after adjusting for non-recurring and non-cash items. As the Company continues to grow through acquisitions, we are able to leverage our scale to increase our buying power and offset our continued investments in corporate infrastructure, digital initiatives and tuck-in acquisitions.

Though our publications in the Northeast were impacted by the severe winter weather, both on the revenue and expense side, As Adjusted EBITDA for the quarter totaled $25.3 million, an increase of $16.2 million, or 177.8%, over the prior year. Net (loss) of $(6.1) million was impacted by approximately $3.4 million of acquisition related costs, $2.1 million of costs related to the debt fundraising and amendments, and $1.9 million of severance. Free cash flow of $19.1 million increased 349.9% over the prior year to $0.45 per share.

First Quarter 2015 Dividend

New Media’s Board of Directors declared a first quarter 2015 cash dividend of $0.33 per share of common stock. The dividend is payable on May 21, 2015 to shareholders of record as of the close of business on May 13, 2015.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change the Company’s dividend policy at any time.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of New Media’s website, www.newmediainv.com and the Company’s Quarterly Report on Form 10-Q, which will be available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call

New Media’s management will host a conference call on Thursday, April 30, 2015 at 10:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Media’s website, www.newmediainv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-601-8827 (from within the U.S.) or 1-918-534-8645 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Media First Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newmediainv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, May 14, 2015 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “23403995.”

About New Media Investment Group Inc.

New Media is focused primarily on investing in a high quality, diversified portfolio of local media assets, and on growing existing advertising and digital marketing businesses. The Company is one of the largest publishers of locally based print and online media in the United States as measured by our 126 daily publications. As of April 30, 2015, the Company operates in over 460 markets across 32 states. New Media’s portfolio of products, as of April 30, 2015, include over 550 community publications and over 460 related websites, serve more than 200,000 business advertising accounts and reach over 19 million people on a weekly basis.

For more information regarding New Media and to be added to our email distribution list, please visit www.newmediainv.com.

Non-GAAP Financial Measures

The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because same store results, Adjusted EBITDA, As Adjusted

EBITDA and free cash flow are not measures of financial performance under GAAP and are susceptible to varying calculations, these non-GAAP measures, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

Same Store Results

Same store results, a non-GAAP financial measure, take into account material acquisitions and divestitures of the Company by adjusting prior year performance to include or exclude financial results as if the Company had owned or divested a business for the comparable period. The acquisition of each of Victorville, American Consolidated Media Southwest, Petersburg Progress-Index and Foster’s Daily Democrat is not considered material.

Adjusted EBITDA, As Adjusted EBITDA and Free Cash Flow

The Company defines Adjusted EBITDA as net income (loss) from continuing operations before income tax expense (benefit), interest/financing expense, depreciation and amortization and non-cash impairments. The Company defines As Adjusted EBITDA as Adjusted EBITDA before transaction and project costs, non-cash items such as non-cash compensation, non-recurring integration and reorganization costs and Adjusted EBITDA from non-wholly owned subsidiaries. The Company defines free cash flow as As Adjusted EBITDA less capital expenditures, cash taxes, interest paid and pension payments.

Management’s Use of Adjusted EBITDA, As Adjusted EBITDA and Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA and free cash flow are not measures of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. New Media’s management believes these non-GAAP measures, as defined above, are useful to investors for the following reasons:

•	Evaluating performance and identifying trends in day-to-day performance because the items excluded have little or no significance on its day-to-day operations;

•	Providing assessments of controllable expenses that afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance; and

•	Indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA, As Adjusted EBITDA and free cash flow provide New Media with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with its capital structure. These metrics measure New Media’s financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, As Adjusted EBITDA and free cash flow are some of the metrics used by senior management and the Board of Directors to review the financial performance of the business on a monthly basis. In addition, New Media’s management utilizes these metrics to evaluate the Company’s performance, along with other criteria, to determine the funds available for paying the quarterly dividend.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our focus on local news in smaller markets is leading to stabilization of our business, growing digital services business, revenues and pursuing and complete future acquisition opportunities in a timely manner and the benefits associated with such opportunities, and improving revenue trends driven by investments in digital and print initiatives. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties, such as continued declines in advertising and circulation revenues, economic conditions in the markets in which we operate, competition from other media companies, the possibility of insufficient interest in our digital business, technological developments in the media sector, an ability to source acquisition opportunities with an attractive risk-adjusted return profile, inadequate diligence of acquisition targets, and difficulties integrating newly acquired businesses. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s Annual Report on Form 10-K and filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Media Investment Group Inc.

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	March 29, 2015	December 28, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,929	$123,709
Restricted cash	6,467	6,467
Accounts receivable, net of allowance for doubtful accounts of $4,248 and $3,462 at March 29, 2015 and December 28, 2014, respectively	117,087	80,151
Inventory	16,076	9,824
Prepaid expenses	14,725	9,129
Deferred income taxes	4,289	4,269
Other current assets	11,740	10,632

Total current assets	197,313	244,181
Property, plant, and equipment, net of accumulated depreciation of $51,998 and $40,172 at March 29, 2015 and December 28, 2014, respectively	423,852	283,786
Goodwill	175,290	134,042
Intangible assets, net of accumulated amortization of $11,507 and $7,709 at March 29, 2015 and December 28, 2014, respectively	346,837	156,742
Deferred financing costs, net	3,451	3,252
Other assets	3,242	3,092

Total assets	$1,149,985	$825,095

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term liabilities	$642	$650
Current portion of long-term debt	3,270	2,250
Accounts payable	13,204	9,306
Accrued expenses	69,565	47,061
Deferred revenue	62,463	35,806

Total current liabilities	149,144	95,073
Long-term liabilities:
Long-term debt	359,463	219,802
Long-term liabilities, less current portion	6,364	5,609
Deferred income taxes	6,784	7,090
Pension and other postretirement benefit obligations	13,050	13,394

Total liabilities	534,805	340,968

Stockholders’ equity:
Common stock, $0.01 par value, 2,000,000,000 shares authorized at March 29, 2015 and December 28, 2014; 44,672,399 and 37,466,495 issued and outstanding at March 29, 2015 and December 28, 2014, respectively	445	375
Additional paid-in capital	621,246	484,220
Accumulated other comprehensive loss	(4,446)	(4,469)
(Accumulated deficit) retained earnings	(2,065)	4,001

Total stockholders’ equity	615,180	484,127

Total liabilities and stockholders’ equity	$1,149,985	$825,095

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Loss

(In thousands, except share and per share data)

	Three months ended	Three months ended
	March 29, 2015	March 30, 2014
Revenues:
Advertising	$143,795	$82,623
Circulation	81,054	44,368
Commercial printing and other	25,768	15,042

Total revenues	250,617	142,033
Operating costs and expenses:
Operating costs	140,712	84,855
Selling, general, and administrative	89,130	50,016
Depreciation and amortization	15,702	9,810
Integration and reorganization costs	1,927	425
Loss (gain) on sale of assets	545	(1)

Operating income (loss)	2,601	(3,072)
Interest expense	6,775	3,806
Amortization of deferred financing costs	2,217	425
Other expense (income)	1	(26)

Loss from continuing operations before income taxes	(6,392)	(7,277)
Income tax benefit	(326)	(586)

Net loss	$(6,066)	$(6,691)

Loss per share:
Basic and diluted:
Loss from continuing operations	$(0.14)	$(0.22)
Net loss	$(0.14)	$(0.22)
Dividends declared per share	$0.30	$—
Basic weighted average shares outstanding	42,759,675	30,000,000
Diluted weighted average shares outstanding	42,759,675	30,000,000
Comprehensive loss	$(6,043)	$(6,691)

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended	Three months ended
	March 29, 2015	March 30, 2014
Cash flows from operating activities:
Net loss	$(6,066)	$(6,691)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,702	9,810
Amortization of deferred financing costs	159	425
Gain on derivative instruments	—	(25)
Non-cash compensation expense	141	3
Non-cash interest expense	559	40
Deferred income taxes	(326)	—
Loss (gain) on sale of assets	545	(1)
Pension and other postretirement benefit obligations	(329)	(313)
Changes in assets and liabilities:
Accounts receivable, net	10,584	10,554
Inventory	263	(354)
Prepaid expenses	(1,276)	(231)
Other assets	(534)	(764)
Accounts payable	(8,996)	(2,437)
Accrued expenses	14,048	(9,326)
Deferred revenue	(83)	713
Other long-term liabilities	664	107

Net cash provided by operating activities	25,055	1,510

Cash flows from investing activities:
Purchases of property, plant, and equipment	(1,692)	(778)
Proceeds from sale of assets	—	141
Acquisitions, net of cash acquired	(378,534)	(8,028)

Net cash used in investing activities	(380,226)	(8,665)

Cash flows from financing activities:
Payment of debt issuance costs	(374)	(2,631)
Borrowings under term loans	98,685	—
Borrowings under revolving credit facility	84,000	4,068
Repayments under term loans	(563)	(1,078)
Repayments under revolving credit facility	(60,000)	(3,068)
Payment of offering costs	(884)	—
Issuance of common stock, net of underwriter’s discount	150,866	—
Payment of dividends	(13,339)	—

Net cash provided by (used in) financing activities	258,391	(2,709)

Net decrease in cash and cash equivalents	(96,780)	(9,864)
Cash and cash equivalents at beginning of period	123,709	31,811

Cash and cash equivalents at end of period	$26,929	$21,947

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

As Adjusted EBITDA

(In thousands, except share and per share data)

	Three months ended	Three months ended
	March 29, 2015	March 30, 2014
Loss from continuing operations	$(6,066)	$(6,691)
Income tax benefit	(326)	(586)
Gain on derivative instruments, included in Other expense (income) (1)	—	(25)
Amortization of deferred financing costs	2,217	425
Interest expense	6,775	3,806
Depreciation and amortization	15,702	9,810

Adjusted EBITDA from continuing operations	18,302	6,739
Non-cash compensation and other expense	4,502	1,937
Integration and reorganization costs	1,927	425
Loss (gain) on sale of assets	545	(1)

As Adjusted EBITDA	25,276	9,100
Interest paid	(4,127)	(3,754)
Net capital expenditures	(1,692)	(778)
Pension payments in excess of pension expense	(329)	(313)

Free Cash Flow	19,128	4,255

Diluted weighted average shares outstanding	42,759,675	30,000,000
Free Cash Flow per share	$0.45	$0.14

(1)	Non-cash loss on derivative instruments is related to interest rate swap agreements which are financing related and are excluded from Adjusted EBITDA.

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Same Store Revenues

(In thousands)

	Three months ended	Three months ended
	March 29, 2015	March 30, 2014
Total revenues from continuing operations	$250,617	$142,033
Revenues adjustment for Providence Halifax and Stephens acquisitions	—	108,853

Same Store Revenues	$250,617	$250,886